Finisar Announces First Fiscal Quarter 2016 Financial Results

SUNNYVALE, CA -- (Marketwired - September 10, 2015) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its first quarter of fiscal 2016, ended August 2, 2015.

COMMENTARY

"Revenues for our first fiscal quarter were $314.0 million compared to $320.0 million in the prior quarter; however, the prior quarter had the benefit of an additional week. Taking that into consideration, the first fiscal quarter had a higher average weekly revenue relative to the prior quarter," said Jerry Rawls, Finisar's executive Chairman of the Board. "Strength in revenue was primarily driven by 40 gigabit transceivers for datacom applications".

         FINANCIAL HIGHLIGHTS - First Quarter Ended August 2, 2015

Summary GAAP Results                                  First       Fourth
                                                     Quarter      Quarter
                                                      Ended        Ended
                                                    August 2,
                                                      2015      May 3, 2015
                                                   -----------  -----------
                                                     (in thousands, except
                                                      per share amounts)

Revenues                                           $   314,030  $   320,042
Gross margin                                              27.8%        27.9%
Operating expenses                                 $    80,316  $    78,933
Operating income (loss)                            $     7,061  $    10,284
Operating margin                                           2.2%         3.2%
Net income (loss)                                  $     3,393  $     7,327
Income per share-basic                             $      0.03  $      0.07
Income per share-diluted                           $      0.03  $      0.07

Basic shares                                           105,286      104,005
Diluted shares                                         108,107      107,535

Summary Non-GAAP Results (a)                          First        Fourth
                                                     Quarter      Quarter
                                                      Ended        Ended
                                                    August 2,
                                                       2015     May 3, 2015
                                                   -----------  -----------
                                                     (in thousands, except
                                                      per share amounts)

Revenues                                           $   314,030  $   320,042
Gross margin                                              30.2%        30.3%
Operating expenses                                 $    68,406  $    68,167
Operating income                                   $    26,511  $    28,831
Operating margin                                           8.4%         9.0%
Net income                                         $    24,532  $    26,873
Income per share-basic                             $      0.23  $      0.26
Income per share-diluted                           $      0.23  $      0.25

Basic shares                                           105,286      104,005
Diluted shares                                         108,107      107,535

----------------

    (a) In evaluating the operating performance of Finisar's business,
        Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by management to be outside
        Finisar's core operating results. A reconciliation of Finisar's non-
        GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading "Finisar Non-GAAP Financial Measures" below.

Financial Statement Highlights for the First Quarter of Fiscal 2016:

--  Revenues decreased to $314.0 million, a decrease of $6.0 million, or
    (1.9)%, from $320.0 million in the preceding quarter, as the result of the impact of one fewer week than the prior quarter.
--  Sales of products for datacom applications decreased by $8.7 million, or
    (3.6)%, compared to the preceding quarter, primarily as the result of the impact of one fewer week than the prior quarter.
--  Sales of products for telecom applications increased by $2.7 million, or
    3.4%, compared to the preceding quarter.
--  GAAP gross margin was 27.8% compared to 27.9% in the preceding quarter.
--  Non-GAAP gross margin was 30.2% compared to 30.3% in the prior quarter.
--  GAAP operating expenses were $80.3 million compared to $78.9 million in the prior quarter.
--  Non-GAAP operating expenses were $68.4 million compared to $68.2 million in the prior quarter.
--  GAAP operating income decreased by $3.2 million, to $7.1 million or 2.2%
    of revenues, compared to $10.3 million or 3.2% of revenues in the preceding quarter, primarily due to the lower revenue level.
--  Non-GAAP operating income decreased by $2.3 million to $26.5 million, or
    8.4% of revenues, compared to $28.8 million, or 9.0% of revenues, in the preceding quarter.
--  Cash, cash equivalents and short term investments increased $5.5 million to $495.7 million at the end of the first quarter, compared to $490.2 million at the end of the preceding quarter.

OUTLOOK

The Company indicated that for the second quarter of fiscal 2016 it currently expects revenues in the range of $304 to $324 million, non-GAAP gross margin of approximately 30%, non-GAAP operating margin of approximately 8% to 9%, and non-GAAP earnings per diluted share in the range of approximately $0.20 to $0.26.

CONFERENCE CALL

Finisar will discuss its financial results for the first quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, September 10, 2015, at 2:00 pm PT (5:00 pm ET). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 877-741-4244 (domestic) or +719-325-4849 (international) and enter conference ID 8055566.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or +1-719-457-0820 and then following the prompts: enter conference ID 8055566 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statement concerning Finisar's expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 19, 2015) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                   Consolidated Statements of Operations
             (Unaudited, in thousands, except per share data)

                                                  Three Months Ended
                                            -------------------------------
                                             Aug 02,    July 27,   May 03,
                                              2015       2014       2015
                                            ---------  ---------  ---------
Revenues                                    $ 314,030  $ 327,638  $ 320,042
Cost of revenues                              224,147    227,385    229,390
Impairment of long-lived assets                 1,071          -          -
Amortization of acquired developed
 technology                                     1,435      1,434      1,435
                                            ---------  ---------  ---------
Gross profit                                   87,377     98,819     89,217
Gross margin                                     27.8%      30.2%      27.9%
Operating expenses:
  Research and development                     52,408     51,006     51,117
  Sales and marketing                          11,202     11,965     11,800
  General and administrative                   15,208     14,719     15,303
  Impairment of long-lived assets                 830          -          -
  Amortization of purchased intangibles           668        761        713
                                            ---------  ---------  ---------
    Total operating expenses                   80,316     78,451     78,933
                                            ---------  ---------  ---------
Income from operations                          7,061     20,368     10,284
Interest income                                   365        612        536
Interest expense                               (2,883)    (3,134)    (3,335)
Other income (expenses), net                      881     (2,026)     4,041
                                            ---------  ---------  ---------
Income before income taxes                      5,424     15,820     11,526
Provision for income taxes                      2,031      1,577      4,199
                                            ---------  ---------  ---------
Net income                                  $   3,393  $  14,243  $   7,327
                                            =========  =========  =========

Net income per share attributable to
 Finisar Corporation common stockholders:

  Basic                                     $    0.03  $    0.14  $    0.07
  Diluted                                   $    0.03  $    0.14  $    0.07

Shares used in computing net income per
 share - basic                                105,286     98,241    104,005
Shares used in computing net income per                             107,535
 share - diluted                              108,107    102,287

                            Finisar Corporation
                        Consolidated Balance Sheets
                              (in thousands)

                                                     Aug 02,      May 03,
                                                       2015         2015
                                                   -----------  -----------
                                                   (Unaudited)
                      ASSETS
Current assets:
  Cash and cash equivalents                        $   232,997  $   197,443
  Short-term held-to-maturity investments              262,695      292,748
  Accounts receivable, net                             234,798      213,234
  Accounts receivable, other                            40,807       40,650
  Inventories                                          282,093      283,670
  Prepaid expenses and other assets                     22,649       36,518
                                                   -----------  -----------
    Total current assets                             1,076,039    1,064,263
Property, equipment and improvements, net              322,043      315,777
Purchased intangible assets, net                        25,086       27,188
Goodwill                                               106,735      106,735
Minority investments                                     2,997        2,847
Other assets                                            34,960       35,072
                                                   -----------  -----------
    Total assets                                   $ 1,567,860  $ 1,551,882
                                                   ===========  ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $   139,600  $   131,510
  Accrued compensation                                  26,392       24,918
  Other accrued liabilities                             39,753       39,238
  Deferred revenue                                      11,480        9,850
                                                   -----------  -----------
    Total current liabilities                          217,225      205,516
Long-term liabilities:
  Convertible notes, net of current portion            223,760      221,406
  Other non-current liabilities                         21,545       21,167
                                                   -----------  -----------
    Total liabilities                                  462,530      448,089
Stockholders' equity:
  Common stock                                             107          104
  Additional paid-in capital                         2,564,506    2,551,114
  Accumulated other comprehensive income               (14,390)         861
  Accumulated deficit                               (1,444,893)  (1,448,286)
                                                   -----------  -----------
    Total stockholders' equity                       1,105,330    1,103,793
                                                   -----------  -----------
Total liabilities and stockholders' equity         $ 1,567,860  $ 1,551,882
                                                   ===========  ===========

Note - Balance sheet amounts as of May 3, 2015 are derived from the audited consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: non-GAAP gross profit, non-GAAP operating income and non-GAAP income per share. These non-GAAP financial measures are supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods in this release:

--  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
--  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
--  Duplicate facilities costs during facilities move (non-recurring cash charges)
--  Stock-based compensation expense (non-cash charges);
--  Abandonment of fixed assets (non-recurring non-cash charges);
--  Impairment of long-lived assets (non-recurring non-cash charges);
--  Acquisition method accounting adjustment for sale of acquired inventory
    (non-recurring non-cash charges);
--  Reduction in force costs (non-recurring cash charges); and
--  Acquisition related retention payments (non-recurring cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods in this release:

--  Gain or loss on litigation settlements and resolutions and related costs
    (non-recurring cash charges or benefits);
--  Shareholder class action and derivative litigation costs (non-recurring cash charges associated with the derivative litigation related to our historical stock option granting practices and related to the class action and derivative litigation related to our March 8, 2011 earnings announcement);Acquisition related costs (non-recurring cash charges);
--  Impairment of acquired R&D reimbursement receivable (non-recurring non-
    cash charges);
--  Amortization of purchased intangibles (non-cash charges);
--  Abandonment of fixed assets (non-cash charges); and
--  Impairment of long-lived assets (non-recurring non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods in this release:

--  Imputed interest expenses on convertible debt (non-cash charges);
--  Imputed interest related to restructuring (non-cash charges);
--  Gains and losses on sales of assets (non-recurring and/or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
--  Gains and losses related to minority investments (non-cash or non-
    recurring benefits or charges);
--  Other miscellaneous expenses (income) (non-recurring charges or benefits);
--  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits);
--  Amortization of debt issuance costs (non-cash charges);
--  Non-controlling interest non-GAAP adjustment (non-cash and/or non-
    recurring charges or benefits attributable to the non-controlling interest in majority-controlled subsidiaries); and
--  Differences between cash payable for income taxes and the provision for income taxes in accordance with GAAP, less discrete items.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP
              (Unaudited, in thousands, except per share data)

                                                   Three Months Ended
                                            -------------------------------
                                             Aug 02,    July 27,   May 03,
                                               2015       2014       2015
                                            ---------  ---------  ---------
GAAP to non-GAAP reconciliation of gross
 profit:
Gross profit - GAAP                         $  87,377  $  98,819  $  89,217
Gross margin - GAAP                              27.8%      30.2%      27.9%
Adjustments:
Cost of revenues
  Change in excess and obsolete inventory
   reserve                                      1,430      1,721      2,752
  Amortization of acquired technology           1,435      1,434      1,435
  Duplicate facility costs related to
   facility move                                   82          -          4
  Stock compensation                            2,692      2,276      2,692
  Impairment of long-lived assets               1,282          -        420
  Reduction in force costs                        554        475        406
  Acquisition related retention payment            65        118         72
                                            ---------  ---------  ---------
    Total cost of revenue adjustments           7,540      6,024      7,781
                                            ---------  ---------  ---------
Gross profit - non-GAAP                        94,917    104,843     96,998
                                            ---------  ---------  ---------
Gross margin - non-GAAP                          30.2%      32.0%      30.3%

GAAP to non-GAAP reconciliation of
 operating income:
Operating income - GAAP                         7,061     20,368     10,284
Operating margin - GAAP                           2.2%       6.2%       3.2%
Adjustments:
Total cost of revenue adjustments               7,540      6,024      7,781
Research and development
  Reduction in force costs                        288        332         82
  Acquisition related retention payment            91        193        104
  Stock compensation                            4,838      4,436      5,084
  Duplicate facility costs related to
   facility move                                  221          -        143
  Impairment of long-lived assets                 287          -          -
  Impairment of acquired R&D reimbursement
   receivable                                       -          -         87
Sales and marketing
  Reduction in force costs                         63          -          -
  Acquisition related retention payment            10         20         12
  Stock compensation                            1,707      1,529      1,749
General and administrative
  Reduction in force costs                        352         (5)         -
  Duplicate facility costs related to
   facility move                                    9          -          -
  Acquisition related retention payment            (5)        16          8
  Stock compensation                            2,760      2,812      2,894
  Acquisition related costs                        18        230         18
  Litigation settlements and resolutions
   and related costs (benefits)                    16     (1,312)        (6)
  Shareholder class action and derivative
   litigation costs (benefits)                      -          -       (121)
Amortization of purchased intangibles             668        761        713
Impairment of long-lived assets                   587          -         (1)
                                            ---------  ---------  ---------
    Total cost of revenue and operating
     expense adjustments                       19,450     15,036     18,547
                                            ---------  ---------  ---------
Operating income - non-GAAP                    26,511     35,404     28,831
                                            ---------  ---------  ---------
Operating margin - non-GAAP                       8.4%      10.8%       9.0%

GAAP to non-GAAP reconciliation of income:
Net income - GAAP                               3,393     14,243      7,327
Adjustments:
Total cost of revenue and operating expense
 adjustments                                   19,450     15,036     18,547
Non-cash imputed interest expenses on
 convertible debt                               2,354      2,243      2,334
Imputed interest related to restructuring          45         51         47
Other (income) expense, net
  Loss (gain) on sale of assets                  (185)       238       (559)
  Gain related to minority investments              -          -     (1,470)
  Other miscellaneous income                      (17)        (1)      (850)
  Foreign exchange transaction (gain) or
   loss                                          (693)     1,991       (607)
  Amortization of debt issuance costs             154        154        154
Provision for income taxes
  Income tax provision (benefits)
   adjustments                                     31       (623)     1,950
                                            ---------  ---------  ---------
Total adjustments                              21,139     19,089     19,546
                                            ---------  ---------  ---------
Net income - non-GAAP                       $  24,532  $  33,332  $  26,873
                                            =========  =========  =========

Non-GAAP income                             $  24,532  $  33,332  $  26,873
Add: interest expense for dilutive
 convertible notes                                  -        539          -
                                            ---------  ---------  ---------
Adjusted non-GAAP income                    $  24,532  $  33,871  $  26,873
                                            =========  =========  =========

Non-GAAP income per share common
 stockholders
  Basic                                     $    0.23  $    0.34  $    0.26
  Diluted                                   $    0.23  $    0.32  $    0.25
Shares used in computing non-GAAP income
 per share common stockholders
  Basic                                       105,286     98,241    104,005
  Diluted                                     108,107    106,036    107,535

Non-GAAP EBITDA
Non-GAAP income                             $  24,532  $  33,332  $  26,873
Depreciation expense                           21,365     19,648     20,488
Amortization                                        -         39          -
Interest expense (income)                         (35)       228       (197)
Income tax expense                              2,000      2,200      2,249
                                            ---------  ---------  ---------
Non-GAAP EBITDA                             $  47,862  $  55,447  $  49,413
                                            =========  =========  =========

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050
Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261